EXHIBIT (a)(1)(C)


                          NOTICE OF GUARANTEED DELIVERY

                                       FOR

                           OFFER TO PURCHASE FOR CASH
                          UP TO 8,698,267 COMMON SHARES

                                       OF

                              ODD JOB STORES, INC.
                                       AT

                               $3.00 NET PER SHARE

                                       BY

                           AMAZING SAVINGS HOLDING LLC
                      (DO NOT USE FOR SIGNATURE GUARANTEES)

This form of Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the offer of Amazing Savings Holding LLC, a Delaware limited liability company, to purchase up to 8,698,267 common shares, without par value (the "SHARES"), of Odd Job Stores, Inc., an Ohio corporation (the "COMPANY"), for $3.00 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes upon the term (subject to adjustment as set forth in the Offer to Purchase (as defined herein), dated June, 2003) and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, if:

          o certificates representing the Shares ("SHARE CERTIFICATES") are not immediately available;

          o the procedures for book-entry transfer cannot be completed prior to the expiration date of the Offer (as defined herein); or

          o if time will not permit all required documents to reach the American Stock Transfer and Trust Company, the depositary for the offer (the "DEPOSITARY"), prior to the expiration date.

The term "EXPIRATION DATE" means 8:00 AM, New York City time on Wednesday, July 9, 2003, or, if the Offer is extended, the latest time and date at which the Offer, as extended, will expire. Such form may be delivered by hand or transmitted via facsimile or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See section of the Offer to Purchase entitled "THE TENDER OFFER--3. Procedure for Tendering Shares."

                        The Depositary for the Offer is:

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                By Mail:                          By Facsimile Transmission:               By Hand or Overnight Courier:
                                               (for Eligible Institutions only)
American Stock Transfer & Trust Company                                               American Stock Transfer & Trust Company
             59 Maiden Lane                             (718) 234-5001                            59 Maiden Lane,
           New York, NY 10038                                                                   New York, NY 10038
                                               Confirm Facsimile by Telephone:

                                                      (800) 937-5449 or
                                                        (212) 936-5100

       DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

       This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The undersigned hereby tenders to Amazing Savings Holding LLC, a Delaware limited liability company ("AMAZING SAVINGS"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 10, 2003 (the "OFFER TO PURCHASE"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "OFFER"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in the section of the Offer to Purchase entitled "THE TENDER OFFER--3. Procedure for Tendering Shares."


Number of Shares: ____________________________                     Name(s) of Record Holder(s): ______________
                                                                   ___________________________________________
                                                                   ___________________________________________
                                                                   ___________________________________________
                                                                                    (PLEASE PRINT)


Share Certificate Numbers (if available):                          Address(es): ______________________________
                                                                                    (INCLUDE ZIP CODE)

       Check box if Shares will be delivered by book-entry         Area Code & Tel. No.:
       transfer                                                    ___________________________________________

       Name of Tendering Institution: ___________                  Signature(s): _____________________________
       DTC Participant Number: __________________                  ___________________________________________
       Transaction Code Number: _________________                  ___________________________________________

       Dated: _______________, 2003                                Dated: _______________, 2003


                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

       The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchange Medallion Program (each, an "ELIGIBLE INSTITUTION"), hereby guarantees that either the Share certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) Nasdaq National Market trading days after the date hereof.

       The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificates and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: ____________________________
                                                  (AUTHORIZED SIGNATURE)

Address(es): _____________________________
                                                  Name: _____________________________________
__________________________________________                                (PLEASE PRINT)
             (INCLUDE ZIP CODE)                   Title: _____________________________________

Area Code & Tel. No.: ____________________        Dated:  : _______________________________, 2003


DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.
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